Exhibit II



                                          March 9, 2001



Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, NY  10591-6707

     Re: Lock-Up

Dear Sirs:

     The undersigned, a stockholder of Regeneron Pharmaceuticals, Inc., a New York corporation (the "Company"), understands that the Company is making a public offering of its common stock, par value $0.001 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Company that, from March 12, 2001 until March 31, 2002, the undersigned will not, without the prior written consent of the Company, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided the foregoing will not prohibit any Permitted Transfers (as defined below). For purposes hereof, a "Permitted Transfer" shall mean (i) transfers between The Procter & Gamble Company and any of its wholly-owned subsidiaries, so long as the transferee in any case described in this clause (i) agrees to be bound by the restrictions of this letter and the undersigned remains responsible for the performance of the transferee, and (ii) dispositions made pursuant to bona fide tender or exchange offers made by a third party or the Company for shares of capital stock of the Company, so long as either (x) such offer is for capital stock representing 20% or more of the Company's voting power and such offer is supported by a majority of the Company's Board of Directors or (y) such offer is for capital stock representing 50% or more of the Company's voting power and the Company's shareholders rights plan is rendered inapplicable to such offer by Company action or final court order.

                                          Very truly yours,

                                          THE PROCTER & GAMBLE COMPANY



                                          By: /s/MARK A. COLLAR
                                              -----------------------------
                                              Mark A. Collar
                                              Vice President






                                          March 9, 2001



Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, NY  10591-6707

     Re: Lock-Up

Dear Sirs:

     The undersigned, a stockholder of Regeneron Pharmaceuticals, Inc., a New York corporation (the "Company"), understands that the Company is making a public offering of its common stock, par value $0.001 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Company that, from March 12, 2001 until March 31, 2002, the undersigned will not, without the prior written consent of the Company, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided the foregoing will not prohibit any Permitted Transfers (as defined below). For purposes hereof, a "Permitted Transfer" shall mean (i) transfers between The Procter & Gamble Company and any of its wholly-owned subsidiaries, so long as the transferee in any case described in this clause (i) agrees to be bound by the restrictions of this letter and the undersigned remains responsible for the performance of the transferee, and (ii) dispositions made pursuant to bona fide tender or exchange offers made by a third party or the Company for shares of capital stock of the Company, so long as either (x) such offer is for capital stock representing 20% or more of the Company's voting power and such offer is supported by a majority of the Company's Board of Directors or (y) such offer is for capital stock representing 50% or more of the Company's voting power and the Company's shareholders rights plan is rendered inapplicable to such offer by Company action or final court order. Very truly yours,

                                          PROCTER & GAMBLE PHARMACEUTICALS, INC.



                                          By: /s/MARK A. COLLAR
                                              ----------------------------------
                                              Mark A. Collar
                                              President